                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                December 17, 2002
                Date of Report (date of earliest event reported)

                             COGNIGEN NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

           Colorado                        0-11730                    84-1089377
 ---------------------------         -------------------           ----------------
(State or other jurisdiction         (Commission File No.)         I.R.S. Employer
     of incorporation)                                           (Identification No.)

       7001 Seaview Avenue, Suite 210, Seattle, Washington          98117
       ---------------------------------------------------      ------------
            (Address of principal executive offices)              (Zip Code)

                                 (206) 297-6151
                            ------------------------
              (Registrant's telephone number, including area code)

ITEM 5.     OTHER EVENTS

     On December 17, 2002,  Cognigen Networks,  Inc. sent letters to five of its
independent    representatives   terminating   for   cause   their   Independent
Representative  Agreements with Cognigen Networks,  Inc. The representatives who were terminated were Troy D. Carl, William A. Bergfeld, III, Mark Cranfill, Kris
Wilson and Pam Lawson. In addition,  on the same date,  Cognigen Networks,  Inc.
sent a letter to Troy D. Carl  terminating  the agreement  pursuant to which Mr.
Carl agreed to provide not less than 20 hours per month of consulting or related agency sales  advisory  services to Cognigen  Networks,  Inc.,  provide  product
review   consulting   services   for   Cognigen   Networks,   Inc.  and  provide
administrative  review of  Cognigen  Networks,  Inc.  agents'  support  activity throughout the Albuquerque office.

     On December 17, 2002, the Superior Court for the State of Washington in and
for King County,  Washington,  (Case No.  02-2-35718-1  SEA)  granted  temporary restraining  orders against eMax Direct LLC, a Nevada limited liability company,
Troy D. Carl and William A. Bergfeld,  III,  restraining them from violating the terms of the Training Services Framework Agreement that Cognigen Networks,  Inc.
terminated on December 6, 2002.  The Court also set a hearing date of January 2,
2003,  for them to show cause why an  injunction  should not be entered  against them. Cognigen Networks, Inc. has requested that the District Court for the City and County of Denver,  Colorado,  (Case No. 02CV8684) issue injunctions  against
Messrs.  Carl,  Bergfeld,  Cranfill  and  Wilson and Ms.  Lawson.  The Court has
specified  that the Court will decide on  jurisdictional  issues on the requests for the preliminary injunctions in the Colorado case in January 2003.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Dated:  December 26, 2002                 COGNIGEN NETWORKS, INC.

                                    By:   /s/ David L. Jackson
                                          ------------------------------------------
                                          David L. Jackson
                                          Senior Vice President of Corporate and
                                          Public Affairs and Secretary